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                                                                       EXHIBIT 5



                               November 17, 1995



Associates Corporation of North America
250 E. Carpenter Freeway
Irving, TX  75062-2729

Gentlemen:

         I am Assistant General Counsel of Associates Corporation of North America, a Delaware corporation (the "Company"). In that capacity, I have reviewed the Amendment No. 1 to the Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on or about November 17, 1995 (the "Registration Statement"). Pursuant to the Registration Statement, up to $10,000,000,000 aggregate principal amount of debt securities and warrants to purchase debt securities of the Company are issuable from time to time pursuant to the Indentures described below. Such debt securities are hereafter referred to as "Debt Securities" and such warrants to purchase debt securities are hereafter referred to as "Warrants".

         The Debt Securities will constitute either senior or subordinated debt of the Company. The Senior Securities will be issued under one or more separate indentures between the Company and one or more banking institutions to be qualified as trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, substantially in the Form of indenture filed as Exhibit 4(b) to the Registration Statement (each, a "Senior Indenture"). The Subordinated Securities will be issued under one or more separate indentures between the Company and one or more banking institutions to be qualified as trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, substantially in the Form of indenture filed as Exhibit 4(c) to the Registration Statement (each, a "Subordinated Indenture"). The Warrants will be issued under a warrant agreement (the "Warrant Agreement") to be entered into between the Company and a warrant agent, substantially in the form of agreement filed as
Exhibit 4(d) to the Registration Statement. Please be advised that I am of the opinion that:

         1. Each Senior Indenture and Subordinated Indenture, when the Trustee thereunder has been qualified pursuant to the Trust Indenture Act of 1939 and when such indenture has been duly authorized by appropriate corporate action and duly executed, will have been duly authorized, executed and delivered by the Company and will constitute legal, valid and binding obligations of the Company, except in each case as limited by bankruptcy; insolvency or other laws affecting the enforcement of creditors' rights generally and general equitable principles.

         2. The Debt Securities, when duly authorized by appropriate corporate action, duly executed, authenticated and delivered in the form approved pursuant to and in accordance with the respective Indenture pursuant to which they are issued and sold as described in the Registration Statement including the Prospectus and Prospectus Supplement relating to such Debt
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Associates Corporation of North America
November 17, 1995
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Securities and when issued in compliance with applicable usury laws, will be legal, valid and binding obligations of the Company entitled to the benefits of the respective Indenture pursuant to which they are issued subject to bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and general equitable principles.

         3. The Warrant Agreement, when duly authorized by appropriate corporate action, executed and delivered by the Company, and the warrant certificate in the form attached as an exhibit to the Warrant Agreement, when authorized by appropriate corporate action, duly executed and delivered by the Company and duly countersigned by an authorized representative of the warrant agent in accordance with the Warrant Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and general equitable principles.

         I hereby consent that the foregoing opinion may be filed as an exhibit to the above referenced Registration Statement. I further consent to the use of my name in the Registration Statement (including post-effective amendments thereto) and any subsequent registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and the Prospectus related thereto.

         By his signature below, Thomas E. Dale hereby consents to the use of his name in the Registration Statement (including post-effective amendments thereto) and any subsequent registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and the Prospectus related thereto.

                                                     Very truly yours,



                                                     Timothy M. Hayes
                                                     Assistant General Counsel

      Consent


      ---------------------------
      Thomas E. Dale
      Assistant General Counsel